UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 5, 2026
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Green Plains Inc. (the “Company”) held its 2026 annual meeting of shareholders on June 5, 2026. All matters voted on were approved. The numbers of shares cast for, against or withheld are as follows:

1.Proposal to elect nine directors, each to serve a one-year term that expires at the 2027 annual meeting.

Nominee Name	For	Withheld
James D. Anderson	47,508,639	597,892
Farha Aslam	47,378,008	728,524
Steven Furcich	47,557,151	549,380
Carl Grassi	47,516,114	590,417
Chris Osowski	47,726,403	380,128
Brian Peterson	47,495,019	611,512
Martin Salinas Jr.	47,465,512	641,019
Patrick Sweeney	47,550,258	556,273
Kimberly Wagner	43,771,762	4,334,770
There were 7,717,706 broker non-votes with respect to this matter.
2.Proposal to approve an amendment to the Company’s 2019 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 5,710,000 to 7,710,000 and amend certain other provisions.

For	Against	Abstain
47,425,847	431,037	249,647
There were 7,717,706 broker non-votes with respect to this matter.

3.Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2026.

For	Against	Abstain
55,454,460	127,207	242,570
4.Proposal to cast an advisory vote to approve the Company’s executive compensation.

For	Against	Abstain
44,972,299	2,889,732	244,500
There were 7,717,706 broker non-votes with respect to this matter.

No other matters were voted on at the annual meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: June 11, 2026	By:	/s/ Ryan Loneman
Ryan Loneman
General Counsel and Corporate Secretary